UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

GRID DYNAMICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38685	83-0632724
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5000 Executive Parkway, Suite 520

San Ramon, CA 94583

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 523-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GDYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 15, 2025, Grid Dynamics Holdings, Inc. (the “Company”) entered into that certain Second Amendment to Credit Agreement (the “Amendment”), which amended that certain Credit Agreement, dated as of March 15, 2022, by and among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other loan parties thereto, as amended on March 14, 2025 (the “Credit Agreement”). The Amendment extended the Revolving Credit Maturity Date under the Credit Agreement to April 29, 2025.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms and conditions of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement, dated as of April 15, 2025, by and among Grid Dynamics Holdings, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., and the other loan parties thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2025

GRID DYNAMICS HOLDINGS, INC.

By:	/s/ Anil Doradla
Name:	Anil Doradla
Title:	Chief Financial Officer